OPPENHEIM & OSTRICK, C.P.A.'s                           TELEPHONE (310) 839-3930
4256 Overland Avenue, Culver City, California 90230     FAX (310) 839-3776
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July 2, 2002



Securities and Exchange Commission
Washington, DC 20549


Re:      RP Entertainment, Inc.
         File No. 333-63352


Dear Sir or Madam:

We have read Item 4 "Changes in Registrant's Certifying Accountants" of the Form 8-K of RP Entertainment, Inc. dated July 1, 2002. We agree with the statements contained therein, including that we are no longer the Independent Certified Public Accountants for any future Securities Act of 1933 and Securities Exchange Act of 1934 filings.


Very truly yours,


/s/ Gil Ostrick
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Gilbert Ostrick
Oppenheim & Ostrick, CPA's